Exhibit 99.1

Arcimoto to Retire All Convertible and Senior Secured Notes

Includes conversion to equity of over $1.03 million from insiders including President and Founder Mark Frohnmayer and family members.

EUGENE, Ore., June 25, 2020 – Arcimoto, Inc.® (NASDAQ: FUV) makers of the Fun Utility Vehicle® (FUV®), Rapid Responder™, and Deliverator™, is pleased to announce the retirement of all of its convertible promissory notes with the repayment of an aggregate of approximately $769,000 of its notes and the conversion of $1.4 million of debt to equity at $4.25 per share. This is in addition to the $3.45 million senior secured note that was repaid on June 15, 2020. As a result, $5.6 million of debt and liabilities has been extinguished from the Company’s balance sheet, leaving the company debt free except for $1.6 million equipment capital lease financing as referenced in the Company’s 10-Q for the period ending March 31, 2020.

In connection to the retirement of its convertible notes, President and Founder Mark Frohnmayer and family members have converted approximately $619,000 at $4.25 per share.

“The elimination of debt coupled with the recent equity raise significantly strengthens our balance sheet as we move forward to the next stage of development of the Arcimoto endeavor,” said Mark Frohnmayer, CEO and Founder of Arcimoto. “This follows on the heels of our recent deployment of Deliverator™ pilot vehicles for ultra-efficient, pure electric last-mile delivery. As an investor, I have never been more enthusiastic about the venture. Converting the entirety of my debt holdings to equity was an easy call.”

Additional details about the debt conversion are available in the Company’s Form 8-K filed with the Securities and Exchange Commission today, which is available on the Company’s website and at www.sec.gov.

About Arcimoto

Arcimoto (NASDAQ: FUV) is developing ultra-efficient and affordable electric vehicles to help the world shift to a sustainable transportation system. Now available to preorder customers on the West Coast, the Arcimoto FUV is purpose-built for the task of everyday driving and transforms the daily commute into a pure-electric joyride. Available for preorder, the Deliverator and Rapid Responder provide specialized delivery and emergency response services, respectively, at a fraction of the economic and ecological costs of traditional gas-powered vehicles. Every Arcimoto vehicle is built at the Arcimoto Manufacturing Plant in Eugene, Oregon. For more information, please visit Arcimoto.com.

Arcimoto Contact:

Megan Kathman

(651) 785-3212

pr@arcimoto.com

Forward Looking Statements

This press release contains projections and other forward-looking statements regarding future events or our future financial performance. Except for historical information, all of the statements, expectations, and assumptions contained in this press release are forward-looking statements. Forward-looking statements include, but are not limited to, statements that express our intentions, beliefs, expectations, strategies, predictions or any other statements relating to our future activities or other future events or conditions and, include, without limitation, our expectations as to vehicle deliveries, the establishment of our service and delivery network and our expected rate of production. These statements are based on current expectations, estimates and projections about our business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may, and are likely to, differ materially from what is expressed or forecasted in the forward-looking statements due to numerous factors discussed from time to time in documents which we file with the SEC. In addition, such statements could be affected by risks and uncertainties related to, among other things: our ability to effectively execute on our business plan and growth strategy; our ability to design, manufacture and market vehicle models within projected timeframes given that a vehicle consists of several thousand unique items and we can only go as fast as the slowest item; our inexperience to date in manufacturing vehicles at the high volumes that we anticipate; our dependence on suppliers; our ability to manage the distribution channels for our products, including our ability to successfully implement our rental strategy, direct to consumer distribution strategy and any additional distribution strategies we may deem appropriate; our ability to maintain quality control over our vehicles and avoid material vehicle recalls; changes in consumer demand for, and acceptance of, our products: changes in the competitive environment, including adoption of technologies and products that compete with our products; the overall strength and stability of general economic conditions and of the automotive industry more specifically; changes in laws or regulations governing our business and operations; the number of reservations and cancellations for our vehicles and our ability to deliver on those reservations; and unforeseen or recurring operational problems at our facility, or a catastrophic loss of our manufacturing facility. Any forward-looking statements speak only as of the date on which they are made, and except as may be required under applicable securities laws, we do not undertake any obligation to update any forward-looking statements.